Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
John V. Moran, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES SECOND QUARTER NET INCOME OF $24.7 MILLION, OR $0.56 PER DILUTED COMMON SHARE

NORWICH, NY (July 27, 2020) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for both the three and six months ended June 30, 2020.

Net income for the three months ended June 30, 2020 was $24.7 million, or $0.56 per diluted common share. Net income was up $14.3 million from the previous quarter primarily due to lower loan loss provision and lower noninterest expense and down $5.8 million from the second quarter of 2019 primarily due to higher provision for loan losses related to the deterioration of economic conditions caused by the COVID-19 pandemic. Excluding real estate repositioning charges of $0.7 million, net income and earnings per diluted share were $25.2 million and $0.57, respectively.

Pre-provision net revenue (“PPNR”)1 for the second quarter of 2020 was $50.7 million compared to $44.9 million in the previous quarter and $47.2 million in the second quarter of 2019 reflecting higher net interest income and lower noninterest expense than the previous quarter.

CEO Comments

“NBT was able to grow pre-provision net revenue. Asset quality remained stable during this extraordinary quarter despite the significant challenges presented by the pandemic. Our team has demonstrated an unwavering commitment to provide superior service to our customers and participate in initiatives to support our communities during these difficult times,” said NBT President and CEO John H. Watt, Jr. “Notable during the quarter was our participation in the SBA’s Paycheck Protection Program to secure approval for approximately 3,000 loans and $547 million in relief to help retain more than 61,000 jobs at businesses and organizations in communities we serve. NBT's disciplined approach to risk management and credit practices, strong and recently enhanced capital position and liquidity continue to provide a strong foundation that will help us to meet the current challenges and to be opportunistic building our franchise.”

Second Quarter Financial Highlights

Net Income	◾ Net income of $24.7 million ◾ Diluted earnings per share of $0.56
Net Interest Income / NIM	◾ Net interest income on a fully taxable equivalent basis was $80.8 million[1] ◾ Net interest margin (“NIM”) on a fully taxable equivalent basis was 3.38%[1]
PPNR	◾ PPNR[1] was $50.7 million compared to $44.9 million in the first quarter of 2020 and $47.2 million in the second quarter 2019
Loans and Credit Quality
◾    Period end loans were $7.6 billion, up 13.9%, annualized, from December 31, 2019
◾    Excluding Paycheck Protection Plan (“PPP”) loans of $510 million at June 30, 2020, period end loans contracted $130 million or 2% from March 31, 2020
◾    Originated $547 million in PPP loans
◾    Allowance for loan losses to total loans of 1.49% (1.59% excluding PPP loans and related allowance)
◾    Net charge-offs to average loans was 0.28%, annualized (0.30% excluding PPP loans)
◾    Nonperforming assets to total assets was 0.27% (0.28% excluding PPP loans)

Capital
◾    Completed public offering of $100 million 5.00% fixed-to-floating rate subordinated notes
◾    Tangible book value per share[3] grew 3% for the quarter and 8% from prior year to $19.46 at June 30, 2020
◾    Tangible equity to assets of 8.04%[1]
◾    CET1 ratio of 11.34%; Total leverage ratio of 9.44%

Loans

◾	Period end total loans were $7.6 billion at June 30, 2020, compared to $7.1 billion at December 31, 2019.
◾	Total PPP loans as of June 30, 2020 were $510 million (net of unamortized fees); originated $547 million with an average loan size of $185,000 and an average fee of 3.2%.
◾
Excluding PPP loans, period end loans decreased $130 million from March 31, 2020. Commercial and industrial loans decreased $19.8 million to $1.3 billion; commercial real estate loans increased $14.4 million to $2.3 billion; and total consumer loans decreased $124.1 million to $3.5 billion, driven by managed run-off of indirect auto loans.

◾	Commercial line of credit utilization rate was 26% at June 30, 2020 compared to 32% at March 31, 2020 and 36% at June 30, 2019.

Deposits

◾
Average total deposits in the second quarter of 2020 were $8.6 billion, compared to $7.7 billion in the first quarter of 2020, primarily due to increases in non-interest bearing demand and money market deposit accounts.

◾	Loan to deposit ratio of 86.5% at June 30, 2020, compared to 94.0% at December 31, 2019.

Net Interest Income and Net Interest Margin

◾
Net interest income for the second quarter of 2020 was $80.4 million, up $3.3 million from $77.2 million the first quarter of 2020 and up $1.8 million from $78.6 million for the second quarter of 2019.

◾
The net interest margin on a fully taxable equivalent (“FTE”) basis for the second quarter of 2020 was 3.38%, down 14 basis points (“bps”) from the first quarter of 2020 and down 23 bps from the second quarter of 2019. The net impact of PPP loans and excess liquidity, both of which the Company expects to be transitory, negatively impacted the NIM by 7 bps. Excluding the impact of PPP lending and excess liquidity, NIM declined 7 bps from the prior quarter primarily due to the impact of asset repricing, partly offset by lower funding costs.

◾
Earning asset yields for the three months ended June 30, 2020 were down 39 bps from the prior quarter and down 60 bps from the same quarter in the prior year. Earning assets grew $742.8 million or 8.4% from the prior quarter and grew $823.4 million or 9.4% from the same quarter in the prior year.

o	Excess liquidity resulted in a $306 million increase in the average balances of short-term interest bearing accounts with yields declining 118 bps to 0.10%.
o	Yields on investment securities declined 9 bps.
o	Loan yields decreased 32 bps to 4.10%.
◾	Total cost of total deposits was 0.23% for the second quarter of 2020, down 25 bps from the prior quarter and down 32 bps from the same period in the prior year.
◾	The cost of interest-bearing liabilities for the three months ended June 30, 2020 was 0.45%, down 37 bps from the prior quarter of 0.82% and down 51 bps from the second quarter of 2019 of 0.96%.
o	Cost of interest-bearing deposits decreased 35 bps from the prior quarter and decreased 44 bps from the same quarter in 2019.

Credit Quality and CECL

◾	Asset quality metrics remained stable in the second quarter of 2020.
◾	Net charge-offs to total average loans of 28 bps (30 bps excluding PPP loans) compared to 32 bps in the prior quarter and 38 bps in the second quarter of 2019.
◾	Nonperforming assets to total assets was 0.27% (0.28% excluding PPP loans) compared to 0.35% at March 31, 2020 and 0.30% at June 30, 2019.
◾
Provision expense for the three months ended June 30, 2020 was $18.8 million as the economic deterioration due to COVID-19 and the related impact to expected losses continued in the second quarter while net charge-offs of $5.3 million were relatively consistent with the prior quarter. Provision expense decreased $10.8 million from the first quarter of 2020 and increased $11.6 million from the second quarter of 2019.

◾	The allowance for loan losses was $113.5 million or 1.49% (1.59% excluding PPP loans and related allowance) of total loans compared to 1.38% at March 31, 2020 and 1.04% June 30, 2019.
◾	As of July 23, 2020, 8.7% of loans (excluding PPP loans) are in payment deferral programs which is down from the second quarter 2020 peak of 14.9%.
◾
The reserve for unfunded loan commitments decreased $0.2 million to $5.4 million at June 30, 2020 as the increase in the allowance due to the deterioration in the economic forecast was offset by a decrease in the level of unfunded commitments.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $34.8 million for the three months ended June 30, 2020, down $1.4 million from the prior quarter and up $0.5 million from the prior year quarter.

◾	Service charges on deposit accounts were lower than both prior quarter and the second quarter of 2019 due to lower overdraft charges during the COVID-19 pandemic.
◾
Retirement plan administration fees were higher than both prior quarter and the second quarter of 2019 due to the April 1, 2020 acquisition of Alliance Benefit Group of Illinois, Inc. (“ABG”) contributing $1.8 million in revenues during the quarter.

◾	Wealth management fees were down $0.5 million due to market conditions, partly offset by $0.3 million in ABG fees during the quarter.
◾	Insurance revenues were down compared to the prior quarter due to seasonally higher insurance revenues in the first quarter.
◾	The increase in other noninterest income from the prior year second quarter was driven by higher swap fees.

Noninterest Expense

◾	Total noninterest expense for the second quarter of 2020 was down 7.8% from the previous quarter and down 1.3% from the second quarter of 2019.
◾	Significant variances to the prior quarter:
o
Salaries and benefits declined due to decreased medical expenses during the COVID-19 pandemic ($1.1 million) and lower stock-based compensation expenses ($1.0 million), partly offset by increased salaries due to the ABG acquisition ($0.9 million).

o	Occupancy expense was $0.9 million lower due to seasonal maintenance in the prior quarter and lower expenses during the COVID-19 pandemic due to limited on-site personnel.
o	Professional fees and outside services were down $0.5 million primarily due to the timing of expenses as a result of the COVID-19 pandemic.
o	FDIC expense was higher as the remaining portion of the FDIC insurance assessment small bank credit was used in the first quarter of 2020.
o
Other noninterest expense was lower in the second quarter of 2020 due primarily to a $2.0 million expense in the first quarter for the allowance for unfunded loan commitments, along with lower travel and training expenses during the pandemic. The Company recorded a $0.2 million provision credit in the second quarter of 2020 to reduce the reserve for unfunded commitments.

o	Other noninterest expense included $0.7 million in non-recurring real estate repositioning charges for the second quarter.
◾	Significant variances to the second quarter of 2019:
o	Higher salaries and benefits primarily driven by the ABG acquisition partly offset by lower medical costs ($0.6 million).
o	Data processing and communication expense down due to lower transaction volumes as a result of the COVID-19 pandemic.
o	Other expenses decreased $0.7 million due to lower travel and training expenses during the pandemic and lower pension costs.

Income Taxes

◾
Effective tax rate was 21.0% for the second quarter of 2020 compared to 14.2% in the first quarter of 2020 and 22.4% in the second quarter 2019. The higher effective tax rate compared to the first quarter of 2020 was due to higher level of taxable income relative to total income and included a true-up of tax expense to bring the full year estimated effective tax rate to 19.5%. The lower effective tax rate compared to the second quarter of 2019 was due to a lower level of taxable income relative to total income.

Capital

◾	Capital ratios remain strong with tangible common equity to tangible assets[1] at 8.04%. Tangible book value per share[3] grew 3% from the prior quarter and 8% from the prior year quarter to $19.46.
◾	June 30, 2020 CET1 capital ratio of 11.34%, total leverage ratio of 9.44% and total risk-based capital ratio of 15.15%.
◾
On June 23, 2020, the Company completed its public offering of $100 million 5.00% fixed-to-floating rate subordinated notes due 2030. The net proceeds were $98 million. The notes are intended to qualify as Tier 2 capital for regulatory purposes.

Dividend

◾
The Board of Directors approved a third-quarter cash dividend of $0.27 per share at their regularly scheduled meeting held today. The dividend will be paid on September 15, 2020 to shareholders of record as of September 1, 2020.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. Eastern Time on Tuesday, July 28, 2020, to review second quarter 2020 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at https://stockholderinfo.nbtbancorp.com/events-calendar/upcoming-events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $10.8 billion at June 30, 2020. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 146 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine, and is currently entering Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war or terrorism; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (9) changes in consumer spending, borrowings and savings habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisitions and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, Economic Growth, Regulatory Relief, Consumer Protection Act of 2018, Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), and regulatory pronouncements around CARES Act; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; (20) the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic; (21) the impact of a slowing U.S. economy and increased unemployment on the performance of our loan portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; and (22) the Company’s success at managing the risks involved in the foregoing items.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company, its customers and the global economy and financial markets. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic and its impact on the Company’s customers and demand for financial services, the actions governments, businesses and individuals take in response to the pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies, national and local economic activity, and the pace of recovery when the COVID-19 pandemic subsides, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2019 and in our Form 10-Q for the quarter ended March 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. You should not place undue reliance on any forward-looking statements, which speak only as of the date made, and you are advised that various factors including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected. Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the financial results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2020		2019
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Profitability:
Diluted earnings per share	$0.56	$0.23	$0.66	$0.73	$0.69
Weighted average diluted common shares outstanding	43,928,344	44,130,324	44,174,201	44,138,495	44,120,377
Return on average assets[2]	0.94%	0.43%	1.20%	1.34%	1.28%
Return on average equity[2]	8.76%	3.69%	10.36%	11.83%	11.63%
Return on average tangible common equity1 2	12.14%	5.24%	14.28%	16.43%	16.38%
Net interest margin1 2	3.38%	3.52%	3.52%	3.57%	3.61%

	6 Months ended June 30,
	2020	2019
Profitability:
Diluted earnings per share	$0.80	$1.35
Weighted average diluted common shares outstanding	44,026,420	44,096,681
Return on average assets[2]	0.69%	1.26%
Return on average equity[2]	6.23%	11.57%
Return on average tangible common equity1 2	8.69%	16.41%
Net interest margin1 2	3.45%	3.63%

	2020		2019
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Balance sheet data:
Securities available for sale	$1,108,443	$1,000,980	$975,340	$932,173	$979,696
Securities held to maturity	599,164	621,359	630,074	678,435	744,601
Net loans	7,514,491	7,147,383	7,063,133	6,941,444	6,891,108
Total assets	10,847,184	9,953,543	9,715,925	9,661,386	9,635,718
Total deposits	8,815,891	7,864,638	7,587,820	7,743,166	7,593,706
Total borrowings	602,988	714,283	820,682	628,701	794,829
Total liabilities	9,704,532	8,841,364	8,595,528	8,562,785	8,560,895
Stockholders' equity	1,142,652	1,112,179	1,120,397	1,098,601	1,074,823

Capital:
Equity to assets	10.53%	11.17%	11.53%	11.37%	11.15%
Tangible equity ratio[1]	8.04%	8.55%	8.84%	8.65%	8.41%
Book value per share	$26.20	$25.52	$25.58	$25.09	$24.56
Tangible book value per share[3]	$19.46	$18.96	$19.03	$18.52	$17.97
Tier 1 leverage ratio	9.44%	10.02%	10.33%	10.15%	9.88%
Common equity tier 1 capital ratio	11.34%	10.90%	11.29%	11.14%	10.95%
Tier 1 capital ratio	12.60%	12.14%	12.56%	12.42%	12.24%
Total risk-based capital ratio	15.15%	13.36%	13.52%	13.38%	13.21%
Common stock price (end of period)	$30.06	$32.39	$40.56	$36.59	$37.51
Note: Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2020		2019
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Asset quality:
Nonaccrual loans	$25,567	$29,972	$25,174	$24,623	$24,669
90 days past due and still accruing	2,057	2,280	3,717	8,342	2,387
Total nonperforming loans	27,624	32,252	28,891	32,965	27,056
Other real estate owned	1,783	2,384	1,458	2,144	2,203
Total nonperforming assets	29,407	34,636	30,349	35,109	29,259
Allowance for loan losses	113,500	100,000	72,965	72,365	72,165

Asset quality ratios (total):
Allowance for loan losses to total loans	1.49%	1.38%	1.02%	1.03%	1.04%
Total nonperforming loans to total loans	0.36%	0.45%	0.40%	0.47%	0.39%
Total nonperforming assets to total assets	0.27%	0.35%	0.31%	0.36%	0.30%
Allowance for loan losses to total nonperforming loans	410.87%	310.06%	252.55%	219.52%	266.72%
Past due loans to total loans	0.30%	0.51%	0.49%	0.57%	0.52%
Net charge-offs to average loans[2]	0.28%	0.32%	0.30%	0.35%	0.38%

Asset quality ratios (excluding paycheck protection plan):
Allowance for loan losses to total loans	1.59%	1.38%	1.02%	1.03%	1.04%
Total nonperforming loans to total loans	0.39%	0.45%	0.40%	0.47%	0.39%
Total nonperforming assets to total assets	0.28%	0.35%	0.31%	0.36%	0.30%
Allowance for loan losses to total nonperforming loans	410.78%	310.06%	252.55%	219.52%	266.72%
Past due loans to total loans	0.32%	0.51%	0.49%	0.57%	0.52%
Net charge-offs to average loans[2]	0.30%	0.32%	0.30%	0.35%	0.38%

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

Assets	June 30, 2020	December 31, 2019
Cash and due from banks	$171,264	$170,595
Short-term interest bearing accounts	528,228	46,248
Equity securities, at fair value	29,223	27,771
Securities available for sale, at fair value	1,108,443	975,340
Securities held to maturity (fair value $623,022 and $641,262, respectively)	599,164	630,074
Federal Reserve and Federal Home Loan Bank stock	32,536	44,620
Loans held for sale	16,147	11,731
Loans	7,627,991	7,136,098
Less allowance for loan losses	113,500	72,965
Net loans	$7,514,491	$7,063,133
Premises and equipment, net	74,558	75,631
Goodwill	280,541	274,769
Intangible assets, net	13,413	12,020
Bank owned life insurance	183,976	181,748
Other assets	295,200	202,245
Total assets	$10,847,184	$9,715,925

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,107,528	$2,414,383
Savings, NOW and money market	5,000,504	4,312,244
Time	707,859	861,193
Total deposits	$8,815,891	$7,587,820
Short-term borrowings	339,656	655,275
Long-term debt	64,154	64,211
Subordinated debt, net	97,982	-
Junior subordinated debt	101,196	101,196
Other liabilities	285,653	187,026
Total liabilities	$9,704,532	$8,595,528

Total stockholders' equity	$1,142,652	$1,120,397

Total liabilities and stockholders' equity	$10,847,184	$9,715,925

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Interest, fee and dividend income
Interest and fees on loans	$77,270	$81,271	$155,998	$160,592
Securities available for sale	5,600	6,031	11,353	11,953
Securities held to maturity	3,926	5,089	8,017	10,306
Other	650	842	1,479	1,726
Total interest, fee and dividend income	$87,446	$93,233	$176,847	$184,577
Interest expense
Deposits	$4,812	$10,234	$13,916	$19,060
Short-term borrowings	972	2,760	2,769	5,997
Long-term debt	393	471	786	893
Subordinated debt	128	-	128	-
Junior subordinated debt	695	1,141	1,621	2,309
Total interest expense	$7,000	$14,606	$19,220	$28,259
Net interest income	$80,446	$78,627	$157,627	$156,318
Provision for loan losses	18,840	7,277	48,480	13,084
Net interest income after provision for loan losses	$61,606	$71,350	$109,147	$143,234
Noninterest income
Service charges on deposit accounts	$2,529	$4,224	$6,526	$8,460
ATM and debit card fees	6,136	6,156	11,990	11,681
Retirement plan administration fees	9,214	7,836	17,155	15,570
Wealth management[4]	6,823	7,122	14,096	13,685
Insurance[4]	3,292	3,547	7,561	8,291
Bank owned life insurance income	1,381	1,186	2,755	2,563
Net securities gains (losses)	180	(69)	(632)	(12)
Other	5,456	4,239	10,983	7,824
Total noninterest income	$35,011	$34,241	$70,434	$68,062
Noninterest expense
Salaries and employee benefits	$39,717	$38,567	$80,467	$77,923
Occupancy	5,065	5,443	11,060	11,718
Data processing and communications	4,079	4,693	8,312	9,107
Professional fees and outside services	3,403	3,359	7,300	7,027
Equipment	4,779	4,518	9,421	9,275
Office supplies and postage	1,455	1,577	3,091	3,168
FDIC expense	993	949	1,304	1,966
Advertising	322	641	931	1,144
Amortization of intangible assets	883	893	1,717	1,861
Loan collection and other real estate owned, net	728	961	1,745	1,746
Other	3,916	4,630	10,873	9,756
Total noninterest expense	$65,340	$66,231	$136,221	$134,691
Income before income tax expense	$31,277	$39,360	$43,360	$76,605
Income tax expense	6,564	8,805	8,279	16,923
Net income	$24,713	$30,555	$35,081	$59,682
Earnings Per Share
Basic	$0.57	$0.70	$0.80	$1.36
Diluted	$0.56	$0.69	$0.80	$1.35

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2020		2019
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest, fee and dividend income
Interest and fees on loans	$77,270	$78,728	$79,800	$81,082	$81,271
Securities available for sale	5,600	5,753	5,639	5,711	6,031
Securities held to maturity	3,926	4,091	4,213	4,586	5,089
Other	650	829	924	1,002	842
Total interest, fee and dividend income	$87,446	$89,401	$90,576	$92,381	$93,233
Interest expense
Deposits	$4,812	$9,104	$10,181	$10,745	$10,234
Short-term borrowings	972	1,797	1,707	1,989	2,760
Long-term debt	393	393	484	498	471
Subordinated debt	128	-	-	-	-
Junior subordinated debt	695	926	1,021	1,095	1,141
Total interest expense	$7,000	$12,220	$13,393	$14,327	$14,606
Net interest income	$80,446	$77,181	$77,183	$78,054	$78,627
Provision for loan losses	18,840	29,640	6,004	6,324	7,277
Net interest income after provision for loan losses	$61,606	$47,541	$71,179	$71,730	$71,350
Noninterest income
Service charges on deposit accounts	$2,529	$3,997	$4,361	$4,330	$4,224
ATM and debit card fees	6,136	5,854	5,935	6,277	6,156
Retirement plan administration fees	9,214	7,941	7,218	7,600	7,836
Wealth management[4]	6,823	7,273	7,085	7,630	7,122
Insurance[4]	3,292	4,269	3,479	4,000	3,547
Bank owned life insurance income	1,381	1,374	1,236	1,556	1,186
Net securities gains (losses)	180	(812)	189	4,036	(69)
Other	5,456	5,527	6,738	4,291	4,239
Total noninterest income	$35,011	$35,423	$36,241	$39,720	$34,241
Noninterest expense
Salaries and employee benefits	$39,717	$40,750	$39,592	$39,352	$38,567
Occupancy	5,065	5,995	5,653	5,335	5,443
Data processing and communications	4,079	4,233	4,719	4,492	4,693
Professional fees and outside services	3,403	3,897	4,223	3,535	3,359
Equipment	4,779	4,642	4,821	4,487	4,518
Office supplies and postage	1,455	1,636	1,744	1,667	1,577
FDIC expense (credit)	993	311	-	(20)	949
Advertising	322	609	952	677	641
Amortization of intangible assets	883	834	844	874	893
Loan collection and other real estate owned, net	728	1,017	1,436	976	961
Other	3,916	6,957	6,310	8,374	4,630
Total noninterest expense	$65,340	$70,881	$70,294	$69,749	$66,231
Income before income tax expense	$31,277	$12,083	$37,126	$41,701	$39,360
Income tax expense	6,564	1,715	8,166	9,322	8,805
Net income	$24,713	$10,368	$28,960	$32,379	$30,555
Earnings Per Share
Basic	$0.57	$0.24	$0.66	$0.74	$0.70
Diluted	$0.56	$0.23	$0.66	$0.73	$0.69

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
Assets	Q2 - 2020		Q1 - 2020		Q4 - 2019		Q3 - 2019		Q2 - 2019
Short-term interest bearing accounts	$380,260	0.10%	$74,695	1.28%	$51,613	2.43%	$57,530	1.95%	$25,783	1.28%
Securities available for sale1 5	985,561	2.29%	962,527	2.40%	942,302	2.37%	940,256	2.41%	981,079	2.47%
Securities held to maturity1 5	613,899	2.75%	622,398	2.81%	651,305	2.73%	698,617	2.77%	770,651	2.83%
Investment in FRB and FHLB Banks	36,604	6.09%	39,784	5.97%	37,842	6.37%	40,525	7.04%	46,179	6.60%
Loans1 6	7,589,032	4.10%	7,163,114	4.42%	7,055,288	4.49%	6,987,476	4.61%	6,958,299	4.69%
Total interest earning assets	$9,605,356	3.68%	$8,862,518	4.07%	$8,738,350	4.13%	$8,724,404	4.22%	$8,781,991	4.28%
Other assets	961,807		885,570		861,909		852,616		816,748
Total assets	$10,567,163		$9,748,088		$9,600,259		$9,577,020		$9,598,739

Liabilities and stockholders' equity
Money market deposit accounts	$2,360,407	0.29%	$2,101,306	1.00%	$2,057,678	1.16%	$2,015,297	1.24%	$1,916,045	1.16%
NOW deposit accounts	1,167,486	0.04%	1,086,205	0.10%	1,064,193	0.13%	1,056,001	0.13%	1,127,413	0.13%
Savings deposits	1,383,495	0.05%	1,276,285	0.06%	1,251,432	0.06%	1,274,793	0.06%	1,282,084	0.06%
Time deposits	760,803	1.48%	842,989	1.62%	853,353	1.69%	893,837	1.75%	953,698	1.73%
Total interest bearing deposits	$5,672,191	0.34%	$5,306,785	0.69%	$5,226,656	0.77%	$5,239,928	0.81%	$5,279,240	0.78%
Short-term borrowings	427,004	0.92%	533,516	1.35%	475,332	1.42%	490,694	1.61%	620,898	1.78%
Long-term debt	64,165	2.46%	64,194	2.46%	81,613	2.35%	84,250	2.35%	82,414	2.29%
Subordinated debt, net	8,633	5.96%	-	-	-	-	-	-	-	-
Junior subordinated debt	101,196	2.76%	101,196	3.68%	101,196	4.00%	101,196	4.29%	101,196	4.52%
Total interest bearing liabilities	$6,273,189	0.45%	$6,005,691	0.82%	$5,884,797	0.90%	$5,916,068	0.96%	$6,083,748	0.96%
Demand deposits	2,887,545		2,398,307		2,406,563		2,389,617		2,298,867
Other liabilities	271,635		214,495		199,674		185,374		162,374
Stockholders' equity	1,134,794		1,129,595		1,109,225		1,085,961		1,053,750
Total liabilities and stockholders' equity	$10,567,163		$9,748,088		$9,600,259		$9,577,020		$9,598,739

Interest rate spread		3.23%		3.25%		3.23%		3.26%		3.32%
Net interest margin (FTE)[1]		3.38%		3.52%		3.52%		3.57%		3.61%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Six Months Ended June 30,	2020			2019
Assets
Short-term interest bearing accounts	$227,478	$335	0.30%	$17,471	$174	2.01%
Securities available for sale1 5	974,044	11,353	2.34%	982,881	11,984	2.46%
Securities held to maturity1 5	618,149	8,554	2.78%	776,577	11,043	2.87%
Investment in FRB and FHLB Banks	38,194	1,144	6.02%	47,657	1,552	6.57%
Loans1 6	7,376,072	156,119	4.26%	6,922,684	160,768	4.68%
Total interest earning assets	$9,233,937	$177,505	3.87%	$8,747,270	$185,521	4.28%
Other assets	923,689			806,225
Total assets	$10,157,626			$9,553,495

Liabilities and stockholders' equity
Money market deposit accounts	$2,230,857	$6,965	0.63%	$1,860,358	$9,974	1.08%
NOW deposit accounts	1,126,845	404	0.07%	1,131,291	817	0.15%
Savings deposits	1,329,890	360	0.05%	1,267,146	362	0.06%
Time deposits	801,896	6,187	1.55%	948,109	7,907	1.68%
Total interest bearing deposits	$5,489,488	$13,916	0.51%	$5,206,904	$19,060	0.74%
Short-term borrowings	480,261	2,769	1.16%	666,349	5,997	1.81%
Long-term debt	64,179	786	2.46%	78,085	893	2.31%
Subordinated debt, net	4,316	128	5.96%	-	-	-
Junior subordinated debt	101,196	1,621	3.22%	101,196	2,309	4.60%
Total interest bearing liabilities	$6,139,440	$19,220	0.63%	$6,052,534	$28,259	0.94%
Demand deposits	2,642,926			2,304,169
Other liabilities	243,066			156,963
Stockholders' equity	1,132,194			1,039,829
Total liabilities and stockholders' equity	$10,157,626			$9,553,495
Net interest income (FTE)[1]		$158,285			$157,262
Interest rate spread			3.24%			3.34%
Net interest margin (FTE)[1]			3.45%			3.63%
Taxable equivalent adjustment		$658			$944
Net interest income		$157,627			$156,318

NBT Bancorp Inc. and Subsidiaries
Consolidated Loan Balances
(unaudited, dollars in thousands)

The following table presents loans by line of business, paycheck protection plans loans includes $14.6 million in unamortized fees.

	2020		2019
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Commercial	$1,318,806	$1,338,609	$1,302,209	$1,317,649	$1,299,784
Commercial real estate	2,256,580	2,242,139	2,142,057	2,033,552	2,025,280
Paycheck protection plan	510,097	-	-	-	-
Residential real estate mortgages	1,460,058	1,446,676	1,445,156	1,416,920	1,404,079
Indirect auto	1,091,889	1,184,888	1,193,635	1,195,783	1,189,670
Specialty lending	515,618	539,378	542,063	528,505	519,974
Home equity	415,528	431,536	444,082	452,535	456,754
Other consumer	59,415	64,157	66,896	68,865	67,732
Total loans	$7,627,991	$7,247,383	$7,136,098	$7,013,809	$6,963,273

The following table provide loans as a percentage of total loans in industries vulnerable to the COVID-19 pandemic as of June 30, 2020:

Industry	% of Total Loans
Accommodations	2.6%
Healthcare services and practices	2.0%
Restaurants and entertainment	1.9%
Retailers	1.6%
Automotive	1.5%
Total	9.6%

Allowance for Loan Losses as a Percentage of Loans by Segment7:

	Incurred	CECL
	12/31/2019	1/1/2020	3/31/2020	6/30/2020*
Commercial & industrial	0.96%	0.98%	1.43%	1.25%
Commercial real estate	1.02%	0.74%	1.10%	1.56%
Paycheck protection plan	0.00%	0.00%	0.00%	0.01%
Residential real estate	0.27%	0.83%	0.99%	1.13%
Auto	0.83%	0.78%	1.08%	0.99%
Other consumer	3.74%	3.66%	4.00%	5.01%
Total	1.02%	1.07%	1.38%	1.49%

* Excluding PPP loans and related allowance, total allowance to loans was 1.59%

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Pre-provision net revenue ("PPNR")	2020		2019
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Income before income tax expense	$31,277	$12,083	$37,126	$41,701	$39,360
FTE adjustment	329	329	349	374	445
Provision for loan losses	18,840	29,640	6,004	6,324	7,277
Net securities (gains) losses	(180)	812	(189)	(4,036)	69
Nonrecurring expense	650	-	-	3,800	-
Unfunded loan commitments reserve	(200)	2,000	-	-	-
PPNR	$50,716	$44,864	$43,290	$48,163	$47,151

Average Assets	$10,567,163	$9,748,088	$9,600,259	$9,577,020	$9,598,739

Return on Average Assets	0.94%	0.43%	1.20%	1.34%	1.28%
PPNR Return on Average Assets	1.93%	1.85%	1.79%	2.00%	1.97%

PPNR is a Non-GAAP financial measure that management believes is useful in evaluating the underlying operating results of the Company excluding the volatility in loan loss provision due to CECL adoption and the impact of the COVID-19 pandemic, net securities gains (losses) and non-recurring income and/or expense.

FTE Adjustment	2020		2019
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Net interest income	$80,446	$77,181	$77,183	$78,054	$78,627
Add: FTE adjustment	329	329	349	374	445
Net interest income (FTE)	$80,775	$77,510	$77,532	$78,428	$79,072
Average earning assets	$9,605,356	$8,862,518	$8,738,350	$8,724,404	$8,781,991
Net interest margin (FTE)	3.38%	3.52%	3.52%	3.57%	3.61%

	6 Months ended June 30,
	2020	2019
Net interest income	$157,627	$156,318
Add: FTE adjustment	658	944
Net interest income (FTE)	$158,285	$157,262
Average earning assets	$9,233,937	$8,747,270
Net interest margin (FTE)	3.45%	3.63%

Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

Tangible equity to tangible assets	2020		2019
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Total equity	$1,142,652	$1,112,179	$1,120,397	$1,098,601	$1,074,823
Intangible assets	293,954	285,955	286,789	287,633	288,507
Total assets	$10,847,184	$9,953,543	$9,715,925	$9,661,386	$9,635,718
Tangible equity to tangible assets	8.04%	8.55%	8.84%	8.65%	8.41%

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Return on average tangible common equity	2020		2019
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Net income	$24,713	$10,368	$28,960	$32,379	$30,555
Amortization of intangible assets (net of tax)	662	626	633	656	670
Net income, excluding intangibles amortization	$25,375	$10,994	$29,593	$33,035	$31,225

Average stockholders' equity	$1,134,794	$1,129,595	$1,109,225	$1,085,961	$1,053,750
Less: average goodwill and other intangibles	294,423	286,400	287,268	288,077	288,930
Average tangible common equity	$840,371	$843,195	$821,957	$797,884	$764,820
Return on average tangible common equity	12.14%	5.24%	14.28%	16.43%	16.38%

	6 Months ended June 30,
	2020	2019
Net income	$35,081	$59,682
Amortization of intangible assets (net of tax)	1,288	1,396
Net income, excluding intangibles amortization	$36,369	$61,078

Average stockholders' equity	$1,132,194	$1,039,829
Less: average goodwill and other intangibles	290,411	289,419
Average tangible common equity	$841,783	$750,410
Return on average tangible common equity	8.69%	16.41%

[2]	Annualized.
[3]	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.
[4]	Other financial services revenue previously disclosed and included with Insurance income has been reclassified and combined with Trust income and is disclosed as Wealth management income.
[5]	Securities are shown at average amortized cost.
[6]	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
[7]
The allowance for loan losses for December 31, 2019 was calculated based on the incurred losses methodology and beginning January 1, 2020, it was based on the CECL methodology. The risk-based pooling of loans (segments) for incurred and CECL are not consistent. For illustrative purposes only, the loans and related incurred allowance at December 31, 2019 were grouped to conform with the CECL methodology.